                                                                      Exhibit 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of OMNOVA Solutions Inc. on Form 10-Q for the quarter ended August 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



Date: October 14, 2002                 /s/ K. M. McMullen
                                       -----------------------------------------
                                       Kevin M. McMullen
                                       Chairman, Chief Executive Officer
                                       and President



                                       /s/ M. E. Hicks
                                       -----------------------------------------
                                       Michael E. Hicks
                                       Senior Vice President and Chief Financial
                                       Officer; Treasurer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

                                      -22-